3Q 12 Earnings Release October 22, 2012

2 Important Cautionary Statement The following should be read in conjunction with the financial statements, notes and other information contained in the Company’s 2011 Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. This presentation includes non-GAAP financial measures to describe SunTrust’s performance. The reconciliations of those measures to GAAP measures are provided within or in the appendix of this presentation. In this presentation, the Company presents net interest income and net interest margin on a fully taxable-equivalent (“FTE”) basis, and ratios on an annualized basis. The FTE basis adjusts for the tax-favored status of income from certain loans and investments. The Company believes this measure to be the preferred industry measurement of net interest income and provides relevant comparison between taxable and non-taxable amounts. This presentation contains forward-looking statements. Statements regarding expected future levels of repurchase demands are forward-looking statements. Also, any statement that does not describe historical or current facts is a forward-looking statement. These statements often include the words “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “goals,” “targets,” “initiatives,” “potentially,” “probably,” “projects,” “outlook” or similar expressions or future conditional verbs such as “may,” “will,” “should,” “would,” and “could.” Forward-looking statements are based upon the current beliefs and expectations of management and on information currently available to management. Our statements speak as of the date hereof, and we do not assume any obligation to update these statements or to update the reasons why actual results could differ from those contained in such statements in light of new information or future events. Forward-looking statements are subject to significant risks and uncertainties. Investors are cautioned against placing undue reliance on such statements. Actual results may differ materially from those set forth in the forward- looking statements. Factors that could cause actual results to differ materially from those described in the forward-looking statements can be found in Part I, “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2011 and in other periodic reports that we file with the SEC. Those factors include: as one of the largest lenders in the Southeast and Mid-Atlantic U.S. and a provider of financial products and services to consumers and businesses across the U.S., our financial results have been, and may continue to be, materially affected by general economic conditions, particularly unemployment levels and home prices in the U.S., and a deterioration of economic conditions or of the financial markets may materially adversely affect our lending and other businesses and our financial results and condition; legislation and regulation, including the Dodd-Frank Act, as well as future legislation and/or regulation, could require us to change certain of our business practices, reduce our revenue, impose additional costs on us or otherwise adversely affect our business operations and/or competitive position; we are subject to capital adequacy and liquidity guidelines and, if we fail to meet these guidelines, our financial condition would be adversely affected; loss of customer deposits and market illiquidity could increase our funding costs; we rely on the mortgage secondary market and GSEs for some of our liquidity; we are subject to credit risk; our ALLL may not be adequate to cover our eventual losses; we may have more credit risk and higher credit losses to the extent our loans are concentrated by loan type, industry segment, borrower type, or location of the borrower or collateral; we will realize future losses if the proceeds we receive upon liquidation of nonperforming assets are less than the carrying value of such assets; a downgrade in the U.S. government's sovereign credit rating, or in the credit ratings of instruments issued, insured or guaranteed by related institutions, agencies or instrumentalities, could result in risks to us and general economic conditions that we are not able to predict; the failure of the European Union to stabilize the fiscal condition and creditworthiness of its weaker member economies, such as Greece, Portugal, Spain, Hungary, Ireland, and Italy, could have international implications potentially impacting global financial institutions, the financial markets, and the economic recovery underway in the U.S.; weakness in the real estate market, including the secondary residential mortgage loan markets, has adversely affected us and may continue to adversely affect us; we are subject to certain risks related to originating and selling mortgages, and may be required to repurchase mortgage loans or indemnify mortgage loan purchasers as a result of breaches of representations and warranties, borrower fraud, or as a result of certain breaches of our servicing agreements, and this could harm our liquidity, results of operations, and financial condition; financial difficulties or credit downgrades of mortgage and bond insurers may adversely affect our servicing and investment portfolios; we may be terminated as a servicer or master servicer, be required to repurchase a mortgage loan or reimburse investors for credit losses on a mortgage loan, or incur costs, liabilities, fines and other sanctions if we fail to satisfy our servicing obligations, including our obligations with respect to mortgage loan foreclosure actions; we are subject to risks related to delays in the foreclosure process; we may continue to suffer increased losses in our loan portfolio despite enhancement of our underwriting policies and practices; our mortgage production and servicing revenue can be volatile; as a financial services company, adverse changes in general business or economic conditions could have a material adverse effect on our financial condition and results of operations; changes in market interest rates or capital markets could adversely affect our revenue and expense, the value of assets and obligations, and the availability and cost of capital and liquidity; changes in interest rates could also reduce the value of our MSRs and mortgages held for sale, reducing our earnings; the fiscal and monetary policies of the federal government and its agencies could have a material adverse effect on our earnings; depressed market values for our stock may require us to write down goodwill; clients could pursue alternatives to bank deposits, causing us to lose a relatively inexpensive source of funding; consumers may decide not to use banks to complete their financial transactions, which could affect net income; we have businesses other than banking which subject us to a variety of risks; hurricanes and other disasters may adversely affect loan portfolios and operations and increase the cost of doing business; negative public opinion could damage our reputation and adversely impact business and revenues; a failure in or breach of our operational or security systems or infrastructure, or those of our third party vendors and other service providers, including as a result of cyber attacks, could disrupt our businesses, result in the disclosure or misuse of confidential or proprietary information, damage our reputation, increase our costs and cause losses; we rely on other companies to provide key components of our business infrastructure; the soundness of other financial institutions could adversely affect us; we depend on the accuracy and completeness of information about clients and counterparties; regulation by federal and state agencies could adversely affect the business, revenue, and profit margins; competition in the financial services industry is intense and could result in losing business or margin declines; maintaining or increasing market share depends on market acceptance and regulatory approval of new products and services; we might not pay dividends on your common stock; our ability to receive dividends from our subsidiaries could affect our liquidity and ability to pay dividends; disruptions in our ability to access global capital markets may adversely affect our capital resources and liquidity; any reduction in our credit rating could increase the cost of our funding from the capital markets; we have in the past and may in the future pursue acquisitions, which could affect costs and from which we may not be able to realize anticipated benefits; we are subject to certain litigation, and our expenses related to this litigation may adversely affect our results; we may incur fines, penalties and other negative consequences from regulatory violations, possibly even from inadvertent or unintentional violations; we depend on the expertise of key personnel, and if these individuals leave or change their roles without effective replacements, operations may suffer; we may not be able to hire or retain additional qualified personnel and recruiting and compensation costs may increase as a result of turnover, both of which may increase costs and reduce profitability and may adversely impact our ability to implement our business strategies; our accounting policies and processes are critical to how we report our financial condition and results of operations, and they require management to make estimates about matters that are uncertain; changes in our accounting policies or in accounting standards could materially affect how we report our financial results and condition; our stock price can be volatile; our framework for managing risks may not be effective in mitigating risk and loss to us; our disclosure controls and procedures may not prevent or detect all errors or acts of fraud; our financial instruments carried at fair value expose us to certain market risks; our revenues derived from our investment securities may be volatile and subject to a variety of risks; and we may enter into transactions with off-balance sheet affiliates or our subsidiaries.

3 Earnings Balance Sheet Revenue Expenses Credit and Capital • Net income to common shareholders of $1,066 million; earnings per share of $1.98 • Actions pre-announced in September contributed $1.40 to earnings per share • Fundamentals continued to trend favorably • Average performing loans up 1% from 2Q 12 and 8% from 3Q 11, driven by C&I • Favorable deposit mix shift continued; average DDA grew 3% from prior quarter and 19% from prior year • Noninterest income benefitted from strong mortgage origination and securities gains • Net interest income and margin were relatively stable to prior quarter; net interest income increased modestly from prior year • Adjusted expenses stable to prior quarter and down from prior year1 • Credit-related expenses declined from 2Q 12 and 3Q 11 • De-risking helped drive a 30% reduction in nonperforming loans from 2Q 12 and 47% reduction from 3Q 11 • Tier 1 common ratio increased to 9.8% (estimated) 3Q 12 Summary 1. Reported expenses increased from the prior quarter and prior year; please refer to slides 9 and 27 for adjustment detail

4 Major Items Impacting 3Q 12 Action 3Q 12 Impact - Increase/(Decrease) Noninterest Inc. Provision / NCOs Noninterest Exp. Actions Pre-announced in September Early Termination of Agreements Involving Coca-Cola Stock / Charitable Contribution of 1 Million Coca-Cola Shares $1,938 securities gains $38 marketing and customer development Mortgage Repurchase Provision, Pre-2009 GSE Loans ($371) mortgage production income $0.5B Nonperforming Mortgage and CRE Loan Sales $172 $1.4B Delinquent and Current Student Loans and $0.5B of Delinquent Ginnie Mae Loans Moved to LHFS ($92) other income $0.2B Affordable Housing Investments Moved to HFS $96 other expense Other Notable Items Credit Policy Change Regarding Junior Lien NCOs $65 Mark-to-Market Impact of Fair Value Debt ($41) trading income Severance $29 other expense Real Estate Charges $17 other expense ($ in millions, pre-tax)

5 ($ in millions, except per share data) Income Statement Highlights Financial Highlights Key Points EPS Up from Prior Quarter and Prior Year Prior Quarter Variance • EPS increase of $1.48  $1.40 due to September pre-announced actions  Excluding the September items, fee income increased due to strong mortgage production, while provision for credit losses was lower Prior Year Variance • EPS increase of $1.59  Excluding the September items, revenue growth driven by strong mortgage production and higher net interest income YTD Variance • Net income to common shareholders up significantly due to higher revenue, lower provision, elimination of TARP, and the Coca- Cola transaction 3Q 11 2Q 12 3Q 12 YTD 2011 YTD 2012 Net Interest Income (FTE) $1,293 $1,306 $1,301 $3,855 $3,949 Noninterest Income 903 940 2,542 2,698 4,358 Total Revenue (FTE) 2,196 2,246 3,843 6,553 8,307 Provision for Credit Losses 347 300 450 1,186 1,067 Noninterest Expense 1,560 1,546 1,726 4,567 4,813 Net Income 215 275 1,077 573 1,602 Preferred Dividends and Other 4 5 11 149 21 Net Income to Common Shareholders $211 $270 $1,066 $424 $1,581 Net Income per Share $0.39 $0.50 $1.98 $0.81 $2.94

6 Net Interest Income Net Interest Income, FTE Key Points Net Interest Income and Margin Stable to 2Q 12 ($ in millions) Prior Quarter Variance • Net interest income decreased $5 million  Attributable to lost dividend income from the Coca- Cola transaction • Net interest margin declined one basis point; lower loan yields and dividend income were partially offset by a decline in deposit rates paid and a reduction in interest expense from the redemption of certain trust preferred securities early in the quarter Prior Year Variance • Net interest income increased $8 million, or 1%  Interest income was down $93 million as solid loan growth was more than offset by declining asset yields  Interest expense declined $101 million, driven by improved deposit mix, lower customer deposit rates paid, and continued reduction in long-term debt costs $1,293 $1,324 $1,342 $1,306 $1,301 3.49% 3.46% 3.49% 3.39% 3.38% 2.80% 3.00% 3.20% 3.40% 3.60% 3.80% 4.00% $500 $1,000 $1,500 3Q 11 4Q 11 1Q 12 2Q 12 3Q 12 Net Interest Inco e Net Interest Margin

7 Noninterest Income Noninterest Income Increased from 2Q 12 1. Please refer to the appendix for adjustment detail 2. Excludes the mortgage repurchase provisions of $371 million and $117 million in the third quarters of 2012 and 2011, respectively NOTE: Totals may not foot due to rounding ($ in millions) Prior Quarter Variance • Adjusted noninterest income decreased $191 million  Decline due to the $216 million increase in mortgage repurchase provision  The remaining $25 million increase was driven by higher mortgage production and investment banking income, partially offset by declines in card fees and other charges Prior Year Variance • Adjusted noninterest income declined $111 million  Excluding the $254 million increase in the mortgage repurchase provision, adjusted noninterest income increased $143 million, or 15%  The increase was driven by $136 million of higher core mortgage production income2  Also contributing to the increase was a $15 million, or 22%, increase in investment banking income $840 $739 $881 $920 $729 $63 ($16) ($5) $20 $1,812 3Q 11 4Q 11 1Q 12 2Q 12 3Q 12 Adjusted Noninterest Inco e¹ Adjustment Items¹ $903 $876 $723 $940 $2,542 Noninterest Income Key Points

8 3Q 12 repurchase provision includes estimated incurred losses for pre-2009 loans sold to GSEs Repurchase demands declined in 3Q 12. Demand volatility expected to continue Pending demands increased in 3Q 12 due to extended resolution times Mortgage Repurchase Trends 1. Includes estimates 2. Amount is an estimate and is included in the $92.2 billion of remaining UPB ($ in millions) 3Q 11 4Q 11 1Q 12 2Q 12 3Q 12 2005 & Prior $19 $21 $21 $30 $20 2006 84 123 101 101 78 2007 245 373 234 247 213 2008 80 100 65 86 68 2009 - 2012 13 20 26 25 26 Total $440 $636 $448 $489 $405 % Non-Agency 2% 1% 1% <1% 1% Summary Statistics Metric (2005 – 2012 vintages) 1 Amount ($B) Sold UPB $233.3 Remaining UPB 92.2 Cumulative Repurchase Requests 6.4 Requests Resolved 5.7 Losses Recognized to Date 1.5 3Q 12 Reserve 0.7 Income Statement Impact to Date $2.2 Memo: Non-Agency UPB $13.2 2 ($ in millions) 3Q 11 4Q 11 1Q 12 2Q 12 3Q 12 Period-end Balance $490 $590 $564 $652 $690 % Non-Agency 2% 2% 2% 2% 6% ($ in millions) 3Q 11 4Q 11 1Q 12 2Q 12 3Q 12 Beginning Balance $299 $282 $320 $383 $434 Additions 117 215 175 155 371 Charge-Offs (134) (177) (113) (104) (111) Ending Balance $282 $320 $383 $434 $694

9 Noninterest Expense ($ in millions) Adjusted Expenses Stable to Prior Quarter and Down Slightly from Prior Year 1. Please refer to the appendix for adjustment detail NOTE: Totals may not foot due to rounding Prior Quarter Variance • Adjusted noninterest expense increased $5 million  Declines in other real estate and outside processing were offset by increases in employee compensation and FDIC premiums Prior Year Variance • Adjusted noninterest expense declined by $24 million, or 2%  FDIC premiums and credit-related expenses decreased  Partially offset by higher employee compensation and outside processing Noninterest Expense Key Points $1,561 $1,570 $1,531 $1,532 $1,537 ($1) $97 $10 $14 $189 3Q 11 4Q 11 1Q 12 2Q 12 3Q 12 Adjusted Noninterest Expense¹ Adjustment Items¹ $1,667 $1,560 $1,541 $1,546 $1,726 $1,561 $1,570 $1,531 $1,532 $1,537 ($1) $97 $10 $14 $189 3Q 11 4Q 11 1Q 12 2Q 12 3Q 12 Adjusted Noninterest Expense¹ Adjustment Items¹

10 Loans Average Performing Loans Key Points Prior Quarter Variance • Performing loans grew $0.9 billion, or 1% • Commercial growth driven by $1.1 billion, or 2%, increase in C&I • Residential loans were down $0.4 billion, driven by a $0.4 billion decline in guaranteed mortgage and a $0.2 billion decline in home equity products Prior Year Variance • Performing loans grew $9.5 billion, or 8% • Commercial increased $4.7 billion – C&I grew $5.7 billion, or 12%, while CRE and commercial construction declined a combined $0.9 billion • Residential increased $1.1 billion; guaranteed and non- guaranteed mortgage grew by $1.1 billion and $1.0 billion, respectively, while home equity and residential construction declined a combined $1.0 billion • Consumer increased $3.7 billion, or 22%. All categories were higher, including a $2.4 billion increase in guaranteed student loans Average Performing Loans Increased NOTE: Totals may not foot due to rounding ($ in billions) $52.5 $54.4 $55.2 $56.2 $57.2 $42.8 $43.4 $44.4 $44.3 $43.9 $17.0 $18.6 $20.1 $20.2 $20.6 3Q 11 4Q 11 1Q 12 2Q 12 3Q 12 Com ercial Residential Consumer $112.2 $116.4 $119.7 $120.8 $121.7

11 Balance Sheet De-risking Higher-risk Loans (period-end)1 Key Points • Higher-risk categories down $14.6 billion, or 62%, since 4Q 08 • 95% of the higher-risk portfolio is accruing; of that, 98% is current on principal and interest Prior Quarter Variance • $0.5 billion, or 5%, decline in higher-risk loans, with declines distributed among the major categories • $2.3 billion decline in government-guaranteed loans, due mostly to transfers to held for sale of $1.4 billion student loans and $0.5 billion Ginnie Mae loans  Weighted average yield of the transferred portfolios was 3.5% Prior Year Variance • $1.9 billion, or 17%, decline in higher-risk loans • Commercial construction down $0.6 billion, or 42% • Higher-risk mortgages down $0.8 billion, or 19%, primarily from prime 2nds and residential construction • Higher-risk home equity down $0.5 billion, or 10%, primarily from high LTV Lines and HE Loans Continued Higher-risk Loan Declines; Government-guaranteed Down Due to Loan Sales 1. Higher-risk mortgage products include prime 2nds, residential construction, and Alt-A. Higher-risk home equity includes high LTV lines (includes Florida lines > 80% LTV and other lines > 90% LTV), brokered home equity, and home equity loans. Data includes performing and nonperforming loans 2. Includes government–guaranteed student and mortgage loans NOTE: Totals may not foot due to rounding Government-guaranteed Loans (period-end)2 ($ in billions) $6.9 $1.4 $1.2 $1.1 $1.0 $0.8 $8.1 $3.8 $3.6 $3.4 $3.3 $3.0 $8.3 $5.5 $5.3 $5.2 $5.1 $5.0 4Q 08 3Q 11 4Q 11 1Q 12 2Q 12 3Q 12 Higher-risk Home Equity Products Higher-risk Mortgage Products Commercial Construction $23.4 $10.7 $10.2 $9.7 $9.3 $8.8 $2.8 $9.8 $13.9 $13.6 $12.9 $10.6 4Q 08 3Q 11 4Q 11 1Q 12 2Q 12 3Q 12

Credit Quality Improvement

Nonperforming Loan Sales Drove Decline in NPAs and Higher NCOs

($ in millions)

30 - 89 Day Delinquencies



Total Delinq.
Delinq. Excl. Gov't-Guar.[1]
1.04%
0.70%
1.17%
0.68%
1.04%
0.59%
0.97%
0.51%
0.95%
0.53%
3Q 11
4Q 11
1Q 12
2Q 12
3Q 12

Nonperforming Assets[2]



Nonperforming Loans
Other Assets
$3,763
$524
$3,239
$3,392
$489
$2,903
$3,134
$485
$2,649
$2,800
$342
$2,458
$2,085
$354
$1,731
3Q 11
4Q 11
1Q 12
2Q 12
3Q 12

Net Charge-offs[2]



Net Charge-offs
NCOs to Avg. Loans (annualized)
$492
1.69%
$472
1.57%
$422
1.38%
$350
1.14%
$511
1.64%
3Q 11
4Q 11
1Q 12
2Q 12
3Q 12

Allowance for Loan and Lease Losses



ALLL ($)
ALLL Ratio excl. Gov't-Guar.[3]
ALLL Ratio
$2,600
2.42%
2.22%
$2,457
2.27%
2.01%
$2,348
2.16%
1.92%
$2,300
2.07%
1.85%
$2,239
2.02%
1.84%
3Q 11
4Q 11
1Q 12
2Q 12
3Q 12

1. Excludes government-guaranteed mortgages and student loans. Additional detail is included in the appendix
2. In 3Q 12, $544 million of nonperforming residential mortgage and CRE loans were either sold or transferred to held for sale, and a $172 million net charge-off was recognized. Included in other assets is $40 million of nonperforming loans (net balance) that were not sold during 3Q 12 but are expected to be sold in 4Q 12
3. Excludes guaranteed student, guaranteed mortgages, and fair value loans from the denominator. Please refer to the appendix for adjustment detail

12

SunTrust

13 Deposits Average Client Deposits DDA Growth and Time Deposit Declines Continued Prior Quarter Variance • Client deposits declined $0.5 billion, or 0.4% • The favorable shift in deposit mix continued  DDA up $1.3 billion, or 3%  Higher-cost time deposits down $1.2 billion, or 7% Prior Year Variance • Client deposits grew $2.4 billion, or 2% • Lower-cost deposits up $5.7 billion, or 6%  DDA increased $5.9 billion, or 19%  Savings up $0.6 billion, or 12% • Higher-cost time deposits declined $3.4 billion, or 17% ($ in billions) NOTE: Totals may not foot due to rounding $31.9 $34.1 $35.4 $36.6 $37.9 $24.0 $25.0 $25.3 $25.0 $24.8 $43.1 $42.8 $42.5 $41.9 $41.5 $4.6 $4.7 $4.9 $5.2 $5.2 $19.3 $18.5 $17.8 $17.2 $16.0 3Q 11 4Q 11 1Q 12 2Q 12 3Q 12 DDA NOW Money Market Savings Time $125.1 $123.0 $125.8 $125.9 $125.4 Key Points

14 Tier 1 Common1 Tangible Common Equity Ratio2 1. 3Q 12 estimated. Please refer to the appendix for additional detail on the calculation 2. The total shareholders’ equity to total assets ratio was 11.71%, 11.35%, 11.36%, 11.54%, and 11.78% for periods ending 3Q 11, 4Q 11, 1Q 12, 2Q 12, & 3Q 12, respectively 3. Book value per share was $37.29, $36.86, $37.11, $37.69, $37.35 for the periods ending 3Q 11, 4Q 11, 1Q 12, 2Q 12, & 3Q 12, respectively Capital Levels and Ratios Expanded; Estimated Basel III Tier 1 Common Ratio of 7.9%¹ Tangible Book Value Per Share3 Capital Position 8.28% 7.93% 7.98% 8.15% 8.31% 3Q 11 4Q 11 1Q 12 2Q 12 3Q 12 $25.60 $25.18 $25.49 $26.02 $25.72 3Q 11 4Q 11 1Q 12 Q 12 3Q 12 ($ in billions) $12.2 $12.3 $12.5 $12.8 $13.2 9.31% 9.22% 9.33% 9.40% 9.80% 3Q 11 4Q 11 1Q 12 2Q 12 3Q 12 Tier 1 Common Tier 1 Common Ratio

15 PPG Expense Program Goal Reached $300 Million of Annualized Savings Realized Expected Savings Key Components Key Program Accomplishments 1. Reflects annualized run rate savings Consumer Bank Efficiencies Strategic Supply Management Operations and Support Staff 100% of Goal Reached More Than a Year Early 9/2012 • Contract renegotiations • Managed down spending on discretionary items including travel, temp labor, print, and wireless • Implemented new branch staffing model • Redesigned certain incentive compensation plans $300MM1 • FTE reductions • Leveraged digital technology to reduce paper statements

16 1. Excludes all securities gains 2. Excludes the effects of the mortgage repurchase provision, which was $287 million YTD 2011 and $702 million YTD 2012 NOTE: Loan and deposit growth rates relate to quarterly average balances. Totals may not foot due to rounding • YTD loan production increased 14.6%, driven by home equity, consumer direct, and indirect auto • DDA increased over $0.8B, or 14.0%, from 3Q 11 • Noninterest expense down 3% from 3Q 11 YTD Revenue Distribution1 Mortgage Banking Consumer Banking and Private Wealth Management Wholesale Banking • YTD net income of $486 million, up 95% • Revenue up 14% from 3Q 11, reflecting growth in capital markets fees and higher net interest income • 3Q 12 average loans up 8% and client deposits up 5% from prior year • Record net income and revenue for Corporate & Investment Banking in 3Q 12 • YTD production volume up $7.8 billion, or 48% • Core mortgage origination income up $460 million2, or more than 130%, YTD • Legacy issues drove net loss, but trends improving Line of Business Performance 45% 40% 10% 4% Consumer a d PWM Wholesale Mortgage Corporate Other

17 Earnings Balance Sheet Revenue Expenses Credit and Capital • Net income to common shareholders of $1,066 million; earnings per share of $1.98 • Actions pre-announced in September contributed $1.40 to earnings per share • Fundamentals continued to trend favorably • Average performing loans up 1% from 2Q 12 and 8% from 3Q 11, driven by C&I • Favorable deposit mix shift continued; average DDA grew 3% from prior quarter and 19% from prior year • Noninterest income benefitted from strong mortgage origination and securities gains • Net interest income and margin were relatively stable to prior quarter; net interest income increased modestly from prior year • Adjusted expenses stable to prior quarter and down from prior year1 • Credit-related expenses declined from 2Q 12 and 3Q 11 • De-risking helped drive a 30% reduction in nonperforming loans from 2Q 12 and 47% reduction from 3Q 11 • Tier 1 common ratio increased to 9.8% (estimated) 3Q 12 Summary 1. Reported expenses increased from the prior quarter and prior year; please refer to slides 9 and 27 for adjustment detail

Appendix

19 $2.0 18.1 0.4 0.3 0.3 3.3 $24.4 Securities Portfolio U.S. Treasury and Agencies MBS – Agency U.S. States and Subdivisions Asset – Backed Securities Private MBS and Corporate Other Other Equity Total AFS Securities Available for Sale ($ in billions, period-end balances) NOTE: Columns may not foot due to rounding 2Q 2012 3Q 2012 $ Change $2.0 17.6 0.3 0.3 0.3 1.0 $21.5 - (0.5) (0.1) - - (2.3) $(2.9) High Quality and Liquid Portfolio; Other Equity Decline from Coca-Cola Transaction

30 – 89 Day Delinquencies by Loan Class Excluding Government-Guaranteed Loans

Delinquencies Remain at Relatively Low Levels

($ in millions)	3Q 11	4Q 11	1Q 12	2Q 12	3Q 12	Memo: 3Q 12 LOAN BALANCE
30-89 Accruing Delinquencies						
Commercial & industrial	0.15%	0.16%	0.14%	0.15%	0.16%	$52,407
Commercial real estate	0.17	0.17	0.27	0.17	0.44	4,491
Commercial construction	0.11	0.60	0.24	0.15	0.04	808
Total Commercial Loans	0.15	0.17	0.15	0.15	0.18	$57,706
Residential mortgage – guaranteed	-	-	-	-	-	4,823
Residential mortgage – non-guaranteed	1.46	1.39	1.28	1.05	1.05	23,925
Home equity products	1.39	1.29	1.10	0.99	0.95	15,019
Residential construction	2.06	2.24	2.38	0.84	1.54	805
Total Residential Loans[1]	1.45	1.38	1.24	1.02	1.02	$44,572
Guaranteed student loans	-	-	-	-	-	5,823
Other direct	0.76	0.68	0.75	0.62	0.72	2,341
Indirect	0.60	0.65	0.36	0.43	0.53	10,781
Credit card	1.59	1.33	1.05	1.06	1.01	594
Total Consumer Loans[2]	0.67	0.68	0.45	0.49	0.58	$19,539
Total SunTrust - excluding government-guaranteed delinquencies[3]	**0.70%**	**0.68%**	**0.59%**	**0.51%**	**0.53%**	**$121,817**
Impact of excluding government-guaranteed delinquencies	0.34%	0.49%	0.45%	0.46%	0.42%	
Total SunTrust - including government-guaranteed delinquencies[4]	**1.04%**	**1.17%**	**1.04%**	**0.97%**	**0.95%**	

1. Excludes delinquencies on all federally guaranteed mortgages
2. Excludes delinquencies on federally guaranteed student loans
3. Excludes delinquencies on federally guaranteed mortgages and student loans from the calculation
4. Excludes mortgage loans guaranteed by GNMA that SunTrust has the option, but not the obligation, to repurchase

NOTE: Columns may not foot due to rounding

20
SUNTRUST

21 Nonperforming Loans by Loan Class 1. In 3Q 12, $544 million of nonperforming residential mortgage and CRE loans were either sold or transferred to held for sale 2. In 3Q 12, $81 million of junior liens that were current on payments but subordinate to a seriously delinquent first mortgage were moved to nonperforming status NOTE: Columns may not foot due to rounding 30% Sequential Quarter and 47% YOY Decline in Nonperforming Loans Memo: ($ in millions) 3Q 11 4Q 11 1Q 12 2Q 12 3Q 12 3Q 12 LOAN BALANCE Nonperforming Loans Commercial & industrial $479 $348 $337 $331 $288 $52,407 Commercial real estate1 341 288 280 233 119 4,491 Commercial construction 385 290 198 131 75 808 Total Commercial Loans $1,205 $926 $815 $695 $482 $57,706 Residential mortgages – guaranteed - - - - - 4,823 Residential mortgages – nonguaranteed1,2 1,417 1,393 1,291 1,286 786 23,925 Home equity products2 340 338 317 302 310 15,019 Residential construction 250 220 204 154 129 805 Total Residential Loans $2,007 $1,951 $1,812 $1,742 $1,225 $44,572 Guaranteed student loans - - - - - 5,823 Other direct 7 6 6 4 6 2,341 Indirect 20 20 16 17 18 10,781 Credit cards - - - - - 594 Total Consumer Loans $27 $26 $22 $21 $24 $19,539 Total $3,239 $2,903 $2,649 $2,458 $1,731 $121,817

Net Charge-off Ratios by Loan Class

3Q 12 Net Charge-off Ratio Higher Due To Sales of Nonperforming Mortgage and CRE Loans, As Well As a Junior Lien Policy Change

($ in millions)	3Q 11	4Q 11	1Q 12	2Q 12	3Q 12	Memo: 3Q 12 LOAN BALANCE
Net Charge-off %'s to Avg. Loans (annualized)						
Commercial Loans						
Commercial & industrial	0.47%	0.61%	0.36%	0.26%	0.25%	$52,407
Commercial real estate[1]	1.69	2.84	2.42	0.89	2.71	4,491
Commercial construction	27.04	9.18	8.74	7.70	2.66	808
Total Commercial Loans	1.37	1.02	0.72	0.45	0.49	$57,706
Residential Loans						
Residential mortgages – guaranteed	-	-	-	-	-	4,823
Residential mortgages – nonguaranteed[1,2]	2.12	2.30	2.50	1.84	4.20	23,925
Home equity products[2]	3.26	3.33	3.32	2.64	3.69	15,019
Residential construction	8.27	13.03	9.85	25.16	9.99	805
Total Residential Loans	2.47	2.63	2.57	2.33	3.63	$44,572
Consumer Loans						
Guaranteed student loans	-	-	-	-	-	5,823
Other direct	1.74	1.46	1.69	1.55	1.88	2,341
Indirect	0.50	0.52	0.33	0.19	0.32	10,781
Credit cards	5.81	4.82	4.83	4.47	3.18	594
Total Consumer Loans	0.66	0.58	0.48	0.38	0.46	$19,539
Total	**1.69%**	**1.57%**	**1.38%**	**1.14%**	**1.64%**	**$121,817**

1. In 3Q 12, $544 million of nonperforming residential mortgage and CRE loans were either sold or transferred to held for sale. A $172 million net charge-off was recognized
2. In 3Q 12, the timing of NCO recognition of junior liens was moved from 180 days to 120 days. This resulted in $65 million in incremental NCOs

NOTE: Columns may not foot due to rounding

22

SunTrust

Net Charge-offs by Loan Class

3Q 12 $161 Million Net Charge-off Increase Due To NPL Sales and Junior Lien Policy Change

($ in millions)	3Q 11	4Q 11	1Q 12	2Q 12	3Q 12	Memo: 3Q 12 LOAN BALANCE
Net Charge-off $'s						
Commercial Loans						
Commercial & industrial	$56	$75	$45	$33	$33	$52,407
Commercial real estate[1]	23	38	30	11	32	4,491
Commercial construction	106	30	26	19	6	808
Total Commercial Loans	$185	$143	$101	$63	$71	$57,706
Residential Loans						
Residential mortgages – guaranteed	-	-	-	-	-	4,823
Residential mortgages – nonguaranteed[1,2]	124	135	145	110	255	23,925
Home equity products[2]	132	133	129	102	140	15,019
Residential construction	23	34	23	56	20	805
Total Residential Loans	$279	$302	$297	$268	$415	$44,572
Consumer Loans						
Guaranteed student loans	-	-	-	-	-	5,823
Other direct	8	8	9	9	11	2,341
Indirect	12	13	8	4	9	10,781
Credit cards	8	6	7	6	5	594
Total Consumer Loans	$28	$27	$24	$19	$25	$19,539
Total	**$492**	**$472**	**$422**	**$350**	**$511**	**$121,817**

1. In 3Q 12, $544 million of nonperforming residential mortgage and CRE loans were either sold or transferred to held for sale. A $172 million net charge-off was recognized
2. In 3Q 12, the timing of NCO recognition of junior liens was moved from 180 days to 120 days. This resulted in $65 million in incremental NCOs

NOTE: Columns may not foot due to rounding

23

SunTrust

24 $2,441 $2,472 $2,438 $2,424 $2,361 $212 $187 $159 $146 $161 $109 $107 $87 $74 $70 3Q 11 4Q 11 1Q 12 2Q 12 3Q 12 Current 30-59 DLQ 60-89 DLQ$2,824 $2,820 $2,750 $2,699 $2,640 $883 $802 $714 $694 $482 3Q 11 4Q 11 1Q 12 2Q 12 3Q 12 Accruing Nonaccruing Troubled Debt Restructuring (TDR) Composition Mortgage and Consumer Loans are 94% of Accruing TDRs; 89% are Current on Principal and Interest Payments TDR Trend Early Stage Accruing TDR Delinquencies Key Points ($ in millions) Prior Quarter Variance • Total TDRs declined 8% to $3.1 billion • Accruing balances declined 2% while nonaccruing fell 31% Prior Year Variance • Total TDRs declined by 16%  Accruing balances declined 7% while nonaccruing dropped 45%  The percentage of TDRs that are accruing increased to 85% in 3Q 12 from 76% in 3Q 11 $3,707 $3,622 $3,464 $3,393 $3,122

25 Noninterest Income Reconciliation 1. In 4Q 11, the Company refined its presentation of the mark on its fair value debt by excluding interest-related swaps NOTE: Columns may not foot due to rounding ($ in millions) 3Q 11 4Q11 1Q12 2Q12 3Q12 Total Noninterest Income $903 $723 $876 $940 $2,542 Adjustment Items: Securities Gains/(Losses) 2 19 18 14 1,941 3Q 12 Student and Ginnie Mae Loan Sale Gains/(Losses) (Other Income) - - - - (92) Fair Market Value Adjustments (Trading Income) (17) (13) 2 1 2 STI Debt Valuation (Trading Income) 65 17 (16) (1) (41) SunTrust Index-linked CDs (SILC) (Trading Income) 13 0 (6) (1) (6) Auction Rate Securities (Trading Income) (4) 0 (1) - 4 Fair Value Adjustments (Mortgage Production) 4 (1) (1) 6 5 HARP 2.0 MSR Valuation Adjustment (Mtg. Servicing) - (38) - - - Total Adjustments 63 (16) (5) 20 1,812 Adjusted Noninterest Income $840 $739 $881 $920 $729 1

26 ($ in billions) Sold UPB 2006 2007 2008 2006-08 Agency $30.2 $40.8 $27.6 $98.6 Private Label 11.9 9.4 0.1 21.4 Total Sold UPB 42.1 50.1 27.7 120.0 Outstanding UPB Agency1 4.0 7.7 7.7 19.3 Private Label2 5.4 4.1 - 9.5 Total Outstanding UPB 9.4 11.8 7.7 28.8 Demands (Includes Never 120DPD) Received 1.9 3.1 0.7 5.6 Resolved 1.8 2.7 0.6 5.0 Pending 0.1 0.4 0.1 0.6 Demands Repurchased $0.9 $1.6 $0.3 $2.8 Repurchase Rate -Life-to-date 51% 58% 57% 56% -Last Twelve Months 45% 50% 55% 50% Severity -Life-to-date 45% 53% 51% 50% -Last Twelve Months 64% 60% 51% 59% Delinquency Status Ever 120 Days Past Due3 $7.7 $10.9 $3.0 $21.6 Ever 120 DPD/Sold UPB 18.4% 21.8% 10.7% 18.0% Demands/Ever 120 DPD 24.3% 27.9% 23.0% 25.9% 1. Excludes loans sold servicing released. Such loans totaled approximately $36 billion at the time of origination. Estimated losses on these loans are captured in the mortgage repurchase reserve 2. Includes estimates 3. Includes estimates for delinquent loans sold servicing released Mortgage Repurchase - 2006-08 Vintage Data

27 Noninterest Expense Reconciliation ($ in millions) 3Q 11 4Q11 1Q12 2Q12 3Q12 Total Noninterest Expense $1,560 $1,667 $1,541 $1,546 $1,726 Adjustment Items: Affordable Housing Writedown (Other Expense) - 10 - - 96 Charitable Contribution of KO Shares (Customer Development & Advertising) - - - - 38 Real Estate Related Charge (Other Expense) - - - - 17 Goodwill Impairment (Amortization of Intangibles) - - - - 7 (Gain)/Loss on Debt Extinguishment (1) - - 13 2 Pension Curtailment, Net of 401(k) Contribution (Employee Compensation & Benefits) - (60) - - - Severance (Other Expense) - 27 10 1 29 Potential Mortgage Servicing Settlement & Claims Expense - 120 - - - Total Adjustments (1) 97 10 14 189 Adjusted Noninterest Expense $1,561 $1,570 $1,531 $1,532 $1,537

28 Additional Noninterest Expense Disclosure for Credit-related Expenses and Operating Losses NOTE: Columns may not foot due to rounding ($ in m il lion s ) $72 $97 $60 $69 $71 $62 $68 $50 $52 $30 $54 $74 $38 $45 $48 $16 $19 $17 $16 $17 3Q 11 4Q11 1Q12 2Q12 3Q12 Operating Losses Other Real Estate (Other Exp.) Collection Services (Other Exp.) Credit Services (Other Exp.) $204 $258 $166 $182 $166

29 Reconciliation of Allowance for Loan and Lease Losses Ratios ($ in millions) Sept. 30 Dec. 31 Mar. 31 June 30 Sept. 30 2011 2011 2012 2012 2012 Total Loans $117,475 $122,495 $122,691 $124,560 $121,817 Government-Guaranteed Mortgages 4,449 6,672 6,447 5,663 4,823 Government-Guaranteed Student Loans 5,333 7,199 7,186 7,248 5,823 Fair Value Loans 452 433 413 406 390 Total Loans, excluding Government-Guaranteed and Fair Value Loans $107,241 $108,191 $108,645 $111,243 $110,781 Allowance for Loan and Lease Losses $2,600 $2,457 $2,348 $2,300 $2,239 ALLL to Total Loans, excluding Government- Guaranteed and Fair Value Loans 2.42% 2.27% 2.16% 2.07% 2.02% NOTE: Totals may not foot due to rounding

30 Reconciliation of Tier 1 Common Equity Ratio1 ($ in billions) 3Q 12 Tier 1 Common Equity - Basel I $13.2 Adjustments from Basel I to Proposed Basel III 2 ($0.2) Tier 1 Common Equity - Proposed Basel III 3 $13.0 Risk-weighted Assets - Basel I $133.9 Adjustments from Basel I to Proposed Basel III 4 30.7 Risk-weighted Assets - Proposed Basel III $164.6 Tier 1 Common Equity Ratio Basel I 9.8% Proposed Basel III 3 7.9% 1. The Tier 1 common equity ratio is a financial measure that is used by regulators, bank management, and investors to assess the capital position of financial services companies. The Tier 1 ratio as calculated for Basel III under the recent notice of proposed rule making is considered non-GAAP, and as such we have presented a reconciliation to the Tier 1 common equity ratio under Basel I that is currently used by regulators. All figures are estimated at the time of the earnings release and subject to revision 2. Primarily relates to the impacts of unrealized AFS gains and accrued pension liabilities 3. The proposed Basel III calculations of Tier 1 common equity, risk-weighted assets, and the Tier 1 common ratio are based upon the Company's interpretation of the notice of proposed rule making issued by the Federal Reserve in June 2012. The final Basel III ruling by the Federal Reserve is subject to potential changes from the proposed rulemaking, as is the Company's interpretation of the rules 4. The largest differences between the risk-weighted assets as calculated under Basel I and the Basel III proposal for SunTrust relate to the risk-weightings for mortgage, home equity, and CRE loans NOTE: Totals may not foot due to rounding

31 Reconciliation of Non GAAP Measures Three Months Ended ($ in billions, except per share data) Sept. 30 Dec. 31 Mar. 31 June 30 Sept. 30 2011 2011 2012 2012 2012 Total shareholders' equity $20.2 $20.1 $20.2 $20.6 $20.4 Goodwill, net of deferred taxes (6.2) (6.2) (6.2) (6.2) (6.2) Other intangible assets including MSRs, net of deferred taxes (1.1) (1.0) (1.1) (0.9) (0.9) MSRs 1.0 0.9 1.1 0.9 0.8 Tangible equity 13.9 13.8 14.0 14.3 14.1 Preferred stock (0.2) (0.3) (0.3) (0.3) (0.3) Tangible common equity $13.7 $13.6 $13.7 $14.0 $13.9 Total assets $172.6 $176.9 $178.2 $178.3 $173.2 Goodwill (6.3) (6.3) (6.3) (6.4) (6.4) Other intangible assets including MSRs (1.1) (1.0) (1.2) (0.9) (0.9) MSRs 1.0 0.9 1.1 0.9 0.8 Tangible assets $166.1 $170.4 $171.8 $171.8 $166.7 Tangible equity to tangible assets 8.38% 8.10% 8.14% 8.31% 8.48% Tangible common equity to tangible assets 8.28% 7.93% 7.98% 8.15% 8.31% Tangible book value per common share $25.60 $25.18 $25.49 $26.02 $25.72 NOTE: Totals may not foot due to rounding